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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


     Primark Corporation owns all of the issued and outstanding common stock of Primark Holding Corporation and Primark Financial Technologies, Inc, both of which are Delaware corporations. Primark Corporation also holds a 20% interest in Primark Decision Economics, Inc., a Massachusetts corporation.

     Primark Holding Corporation (Delaware), as listed above, owns all of the issued and outstanding common stock of:


     -    Baseline Financial Services, Inc. (New York)

     -    WEFA, Inc. (Delaware) which owns:
          -    Primark Southern Africa (Pty) Ltd. (South Africa) and;
          -    a 45% interest in CIEMAX, Inc. (Delaware), which owns:
               - all of the issued and outstanding common stock CIEMEX WEFA, Inc. (Delaware).

     -    WEFA GmbH (Germany), which owns:
          -    WEFA-CEIS GmbH (Germany)

     -    Primark Belgium SA (Belgium)

     -    WEFA (Holdings) Limited (England), which owns:
          -    WEFA Limited (England), which owns:
          -    Staniland Hall Associates Limited (England)


     -    Datastream International Inc. (Delaware)

     -    Datastream International (DC), Inc. (Delaware)

     -    Primark Data Company (Delaware)

     -    Primark Information Services (Spain) S.A. (Spain)

     - a 99% interest of Primark Luxembourg SA (Luxembourg) with the remaining 1% interest of Primark Luxembourg SA (Luxembourg) held by Primark Corporation


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     -    Primark Poland S.P. zo.o

     -    Primark Hong Kong Limited (Hong Kong)

     -    Primark Japan K.K. (Japan)

     -    Primark Australia Pty. Limited (Australia)

     -    Primark Information Services (UK) Limited (England) which owns:
          -    ICV Limited (England);
          -    Disclosure Limited (England);
          -    Datastream Pension Trustees Limited (England);
          -    Datastream Group (England) which owns:
               -    Datastream (England).
          -    I/B/E/S (U.K.) Limited (England);
          -    Datastream International Limited (England) which owns:
               -    Primark Netherlands B.V. (The Netherlands); and
               - Datastream International Limited (Malaysian Branch) (Malaysia); and
          -    Primark Investment Management Services Ltd. (England)

     -    Primark Switzerland Ltd. (Switzerland) and;

     -    Primark Italy S.r.l. (Italy)

     -    Datastream International GmbH (Germany)

     -    Primark (Canada) Inc.

     -    Primark France SA (France) which owns:
          -    a 4.4% interest in Globe On Line (France); and
          - all of the issued and outstanding stock of Groupe DAFSA SA (France) which owns:
          - all of the issued and outstanding stock of DAFSA Edition SNC (France); and
          -    a 33% interest in Panorama (France).

     -    Datastream International (Sweden) Aktiebolag (Sweden)

     -    Primark Korea Limited (Korea)

     -    Primark (Thailand) Ltd. (Thailand)




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     -    Primark Singapore Pte. Ltd. (Singapore)

     -    Disclosure Incorporated (Delaware) which owns:

          -    Disclosure International Inc. (Delaware) which owns:
               - an 80% interest in Worldscope/Disclosure International Partners (Ireland); and
               - an 80% interest in Worldscope/Disclosure LLC (Delaware) which owns:
                    -    Worldscope/Disclosure India Pvt. Ltd. (India).


     -    Vestek Systems, Inc. (California)

     -    I/B/E/S International, Inc. (Delaware) which owns:
          -    I/B/E/S (Delaware); and

     -    Yankee Group Research, Inc. (Massachusetts).